PolarityTE, Inc. Reports Financial Results and Corporate Update for Quarter End July 31, 2018

SALT LAKE CITY, Sept 12, 2018 /PRNewswire/ -- PolarityTE, Inc. (Nasdaq: COOL), a commercial-stage biotechnology and regenerative biomaterials company focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products for the fields of medicine, biomedical engineering and material sciences, today reported its financial results and corporate update for the quarter ended July 31, 2018.

Financial Results for the Three Months Ended July 31, 2018 and 2017

In the three months ended July 31, 2018, we recognized $416 thousand in total revenue, of which $244 thousand was revenue on SkinTE and $172 thousand was associated with contract research operations in Veterinary Sciences.

Cost of goods sold in the three months ended July 31, 2018 was $0.2 million and approximately 55% of net revenues, which consists of manufacturing, shipping and related costs.

Our research and development expenses for the three months ended July 31, 2018 were $2.3 million versus $1.6 million for the three months ended July 31, 2017. The $0.7 million increase was due to $0.7 million, stock-based compensation. Stock-based compensation, which is a non-cash charge included within the research and development expense, was $1.2 million in the three months ended July 31, 2018, compared with $0.5 million in the three months ended July 31, 2017.

Selling, general and administrative expenses for the three months ended July 31, 2018 were $15.2 million, versus $3.6 million for the three months ended July 31, 2017. The $11.6 million increase primarily was due to an increase in salaries and related costs, including stock-based compensation, which is a non-cash charge, in the amount of $8.7 million in the three months ended July 31, 2018, compared with $2.5 million in the three months ended July 31, 2017.

Our net loss attributable to common shareholders for the three months ended July 31, 2018 was $17.2 million, or $0.86 basic net loss per common share, as compared to a net loss of $5.2 million, or $0.93 net loss per common share for the three months ended July 31, 2017.

Financial Results for the Nine Months Ended July 31, 2018 and 2017

In the nine months ended July 31, 2018, we recognized $432 thousand in total revenue, of which $260 thousand was net sales of SkinTE and $172 thousand was associated with contract research operations in Veterinary Sciences.

Cost of goods sold in the nine months ended July 31, 2018 was $0.2 million and approximately 53% of net revenues, which consists of manufacturing, shipping and related costs.

Our research and development expenses for the nine months ended July 31, 2018 were $14.6 million, compared with $3.4 million for the nine months ended July 31, 2017. The $11.2 million increase was primarily due to salaries and related costs, including stock-based compensation, and research supplies. Stock based compensation, which is a non-cash charge included within the research and development expense, was $4.9 million in the nine months ended July 31, 2018, compared with $0.6 million in the nine months ended July 31, 2017.

Selling, general and administrative expenses for the nine months ended July 31, 2018 were $32.1 million, compared with $12.8 million for the nine months ended July 31, 2017. Stock based compensation, which is a non-cash charge included within the selling, general and administrative expense, was $22.8 million in the nine months ended July 31, 2018, compared with $10.1 million in the nine months ended July 31, 2017.

Our net loss attributable to common stockholders for the nine months ended July 31, 2018 was $51.7 million, or $3.90 net loss per common share, as compared to a net loss of $121.2 million, or $26.73 net loss per common share, for the nine months ended July 31, 2017.

Cash and Liquidity as of July 31, 2018

As of July 31, 2018, we had cash and cash equivalents of $84.8 million compared to cash and cash equivalents of $17.7 million on October 31, 2017. On June 7, 2018, PolarityTE announced the closing of its underwritten public offering of 2.46 million shares of its common stock at a price of $23.65 per share. The offering was made under PolarityTE’s shelf registration statement and resulted in net proceeds to the company of approximately $58.0 million, after deducting underwriting discounts and commissions and estimated offering expenses.

In the three months ended July 31, 2018, cash used in operations was $7.0 million, or approximately $2.3 million per month. This compares to $5.0 million, or approximately $1.7 million per month in the three months ended April 30, 2018, and $2.0 million, or approximately $0.7 million per month in the three months ended July 31, 2017. Based upon the current status of our product development and commercialization plans, we believe that our existing cash and cash equivalents will be adequate to satisfy our capital needs for at least the next 12 months.

Conference Call Information

Today, Wednesday September 12, 2018 at 8:00am Eastern Time, the company will host a live conference call and webcast. The conference call can be accessed by calling 1-800-289-0438 (U.S. and Canada) or +44 (0)330 336 9105 (International), with the passcode 7501376. The live webcast can be accessed by using the link below.

Link to Webcast

A replay of the earnings call will be available for 12 months, beginning approximately one hour post the conclusion of the earnings call, and can be found by visiting PolarityTE’s website at https://ir.polarityte.com/ir-calendar or using the link above.

About PolarityTE®

PolarityTE is a commercial-stage biotechnology and regenerative biomaterials company focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. The PolarityTE platform technology begins with a small piece of the patient’s own, or autologous, healthy tissue, rather than artificially manipulated individual cells. From this small piece of healthy autologous tissue, the company creates an easily deployable, dynamic and self-propagating product designed to enhance and stimulate the patient’s own cells to regenerate the target tissues. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures with the patient’s own tissue and uses the patient’s own body to support the regenerative process to create the same tissue from which it was derived. PolarityTE’s innovative method is intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing.

About SkinTE™

SkinTE is intended to be used by physicians or other appropriate healthcare providers for homologous uses of skin tissues/integument. Patients who have suffered from an event, disease, process or acquired deficit that results in the functional loss or void of skin/integument systems can receive SkinTE as an adjunct and/or in place of split-thickness skin grafting, full-thickness grafting, temporizing skin coverage and/or skin substitute products.

SkinTE is for autologous use only. Aseptic technique during harvest and deployment of SkinTE is mandatory.

SkinTE is regulated by the FDA as an HCT/P solely under Section 361 of the Public Health Service Act and 21 CFR 1271. The FDA has specific regulations governing HCT/Ps. HCT/Ps that meet the criteria for regulation solely under Section 361 of the Public Health Service Act and 21 CFR 1271 (361 HCT/Ps) are not subject to pre-market clearance or approval requirements, but are subject to post-market regulatory requirements.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

POLARITYTE, the POLARITYTE logo, and SKINTE are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS:

Investors:
Rich Haerle
PolarityTE, Inc.
ir@PolarityTE.com
(385) 831-5284

Hans Vitzthum
LifeSci Advisors, LLC
Hans@LifeSciAdvisors.com
(617) 535-7743